SWK Holdings Corporation Announces 2014 Fourth Quarter and

Full-Year Financial Results

•	Net income and adjusted net income to SWK stockholders of $20.8 million, or $0.32 per share, and $11.2 million, or $0.17 per share, respectively, for fiscal year 2014 vs. $12.9 million, or $0.31 per share, and $3.2 million, or $0.08 per share, respectively, for fiscal year 2013

•	Book value increased 20% in fiscal year 2014 over 2013 to $1.40 per diluted share

•	Funded transactions totaling $49.8 million during the fourth quarter, and an aggregate of $71.5 million during fiscal year 2014

•	Raised Approximately $113 Million in equity capital in 2014

Dallas, TX, March 30, 2014 – SWK Holdings Corporation (SWKH.OB) (“SWK” or the “Company”), a life science focused specialty finance company, announced its fourth quarter and full year 2014 financial results.

Fourth Quarter 2014 Highlights:

•	Increased total revenues by 93% to approximately $6.7 million for the quarter, compared to $3.4 million for the fourth quarter of 2013.

•	Increased adjusted net income 109% to approximately $5.4 million, as compared to $2.6 million for the fourth quarter of 2013.

•	Raised approximately $36.4 million in new equity during the quarter.

•	Funded approximately $49.8 million into three transactions.

2014 Highlights:

•	Total revenues of approximately $17.4 million, an increase of 170% in fiscal year 2014 compared to approximately $6.4 million for fiscal year 2013.

•	Total income producing assets (defined as finance receivables, marketable securities and investment in unconsolidated subsidiaries less non-controlling interests) were approximately $102.4 million as of December 31, 2014, compared to $37.2 million as of December 31, 2013.

•	Valuation allowance of $10.0 million released against the Company’s net deferred tax assets.

•	$71.5 million in fresh capital deployed across 9 transactions.

Brett Pope, Chief Executive Officer of SWK, stated, “We are very pleased with our 2014 financial results. We made significant progress in building our franchise and believe we are poised for continued success. We have a healthy pipeline of potential deals and the $113 million in new equity raised will help us to capitalize on those opportunities. We continue to exploit opportunities to deploy capital in our niche with the goal of compounding book value per share.”

Note:

•	All references to growth rate percentages and share compare the results of the period to those of the prior year comparable period.

•	The Company reports its financial results in accordance with GAAP (sometimes referred to herein as “reported”). However, management believes that certain non-GAAP financial measures provide users with additional meaningful financial information that should be considered when assessing the Company’s ongoing performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. The Company’s non-GAAP financial information does not represent a comprehensive basis of accounting. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company’s performance.

•	Non-GAAP Adjusted net income and its components and Non-GAAP Adjusted basic and diluted EPS are not, and should not be viewed as, substitutes for GAAP net income and its components and basic and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, we stress that these are Non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, Non-GAAP Adjusted net income and its components (unlike U.S. GAAP net income and its components) may not be comparable to the calculation of similar measures of other companies.

Equity Financing

On August 18, 2014, SWK entered into a Securities Purchase Agreement and related agreements with Carlson Capital, L.P. and its affiliates (“Carlson”) pursuant to which, in a series of transactions, funds affiliated with Carlson (Stockholder) purchased newly issued shares of the Company’ common stock such that its ownership increased to 69.0%. In the aggregate, the Company raised approximately $113 million.

The series of transactions occurred as follows:

(i)	First, on August 18, 2014, the Company consummated the issuance of 55,908,000 shares of common stock to the Stockholder at $1.37 per share for total proceeds of approximately $76.6 million.

(ii)	Second, on November 24, 2014, the Company completed a $12.5 million Rights Offering based on a subscription price of $0.86 per share. Stockholders of record on October 30, 2014, including Carlson based on its 28.9% ownership prior to the share issuance on August 18, 2014, had the opportunity to participate in the Rights Offering on a pro rata basis.

(iii)	Lastly, following completion of the Rights Offering, the Company issued 17,440,525 shares to Stockholder at a price of $1.37 per share such that Carlson had a voting 69.0% ownership interest in the Company.

The Company intends to use the proceeds from the equity financing for general corporate purposes.

Portfolio Overview

As of December 31, 2014, the Company’s total income producing assets were approximately $102.3 million as compared to $37.2 million as of December 31, 2013.

(in thousands)	December 31,	December 31,
	2014	2013

Finance receivables	$93,347	$29,286
Marketable investments	4,849	3,119
Investment in unconsolidated subsidiary	9,044	10,425
Less non-controlling interest	(4,867)	(5,613)
Total income producing assets	$102,373	$37,217

As of March 27, 2015, SWK has now executed transactions with fourteen different partner companies under its strategy, deploying approximately $124 million across a variety of opportunities:

•	$16.3 million in four transactions where SWK purchased or financed royalties generated by the sales of life science products and related intellectual property;

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•	$99.7 million in seven transactions where SWK receives interest and other income by advancing capital in the form of secured debt backed by royalties paid by companies in the life science sector;

•	$6.0 million in one transaction where SWK acquired an indirect interest in the U.S. marketing authorization rights to a pharmaceutical product where SWK ultimately receives cash flow distributions from the product; and

•	$1.7 million in one transaction where SWK purchased shares of preferred stock.

Results of Operations

Revenues

SWK generated revenues of $17.4 million for the year ended December 31, 2014, driven primarily by $11.9 million in interest and fees earned on finance receivables and marketable securities, and $5.3 million in income related to the investment in an unconsolidated partnership. SWK generated revenues of $6.4 million for the year ended December 31, 2013, driven primarily by $3.3 million in interest and fees earned on finance receivables and marketable securities, and $2.8 million in income related to our investment in unconsolidated partnership. SWK’s portfolio consisted of 8 investments in 2013 compared to 14 investments in 2014, which is the primary reason for the significant increase in our revenues.

General and Administrative

General and administrative expenses consist primarily of compensation, stock-based compensation and related costs for management, staff, Board of Directors, legal and audit expenses, and corporate governance. General and administrative expenses increased by 87% to $3.3 million for the year ended December 31, 2014 from $1.7 million for the year ended December 31, 2013, due to an increase in income-based incentive expense, professional fees and stock-based compensation expense.

Interest and Other Income (Expense), net

Interest and other expense, net was $0.8 million for the year ended December 31, 2014, which included interest expense of $0.6 million and fair market value adjustments on derivative warrants of $0.2 million. During the year ended December 31, 2013, interest and other expense, net was $0.2 million which included $0.2 million fair market value adjustments on derivative warrants. The increase in interest expense related to a higher average balance outstanding on the loan credit agreement during the year ended December 31, 2014, compared to 2013.

Income Tax Benefit

SWK incurred net operating losses on a consolidated basis for all years from inception through 2012. Accordingly, the Company has historically recorded a valuation for the full amount of gross deferred tax assets, as the future realization of the tax benefit was not “currently more likely than not.” As of December 31, 2014, SWK concluded that it is more likely than not that the Company will be able to realize a portion of the benefit of the U.S. federal and state deferred tax assets in the future. As a result, the Company’s valuation allowance against deferred tax assets decreased by approximately $10.0 million.

As of December 31, 2014, SWK had operating loss carryforwards for federal income tax purposes of approximately $421.0 million. The federal net operating loss carry forwards, if not offset against future income, will expire by 2032, with the majority expiring by 2021.

Liquidity and Capital Resources

As of December 31, 2014, SWK had $58.7 million in cash and cash equivalents, compared to $7.7 million in cash and cash equivalents as of December 31, 2013. As of December 31, 2014, the Company had working capital of $70.2 million, compared to working capital of $8.7 million as of December 31, 2013. The increase in cash and resulting working capital is primarily attributable to the net proceeds from the Carlson Purchase Agreement and the Rights Offering closed in the second half of 2014.

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As of December 31, 2014, SWK had $19 million of available borrowings under the Company’s credit facility and no amounts outstanding. SWK estimates its liquidity and capital resources are adequate to fund its operating activities for the twelve months from the balance sheet date. The Draw Period expired on March 6, 2015.

Income

Net income in accordance with generally accepted accounting principles in the U.S. (“GAAP”) for the three and twelve month periods ending December 31, 2014, was $17.5 million, or $0.16 per share, and $20.8 million, or $0.32 per share, respectively. The table below eliminates provisions for income taxes, non-cash mark-to-market changes on warrant assets and our warrant liability, and one-time stock compensation expense due to accelerated vesting triggered by the consummation of the Purchase Agreement transaction. The following tables provide a reconciliation of our reported (GAAP) statements of operations to our adjusted statements of operations (Non-GAAP) for the three and nine months ended December 31, 2014:

(in thousands, except per share data)	Quarter Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013

Income before provision for income tax	$5,844	$2,866	$13,301	$4,491

Plus: transaction-related one-time stock compensation expense	—	—	452	—
Plus: decrease in fair market value of warrants	48	65	245	190
Adjusted income before provision for income tax	5,892	2,931	13,998	4,681
Adjusted provision for income taxes	—	—	—	—
Adjusted consolidated net income	5,892	2,931	13,998	4,681
Adjusted net income attributable to non-controlling interest	461	329	2,839	1,470
Adjusted net income attributable to SWK Holdings Corporation Stockholders	$5,431	$2,602	$11,159	$3,211

Adjusted basic income per share	$0.05	$0.06	$0.17	$0.08
Adjusted diluted income per share	$0.05	$0.06	$0.17	$0.08

In the presentation above, management has eliminated the following non-cash items: (i) transaction-related stock compensation expense as it was a one-time expense triggered by the Purchase Agreement, (ii) fair-market value of warrants as mark to market changes are non-cash, and (iii) income taxes as the Company has substantial net operating losses to offset against future income.

About SWK Holdings Corporation

SWK Holdings Corporation is a specialized finance company with a focus on the global healthcare sector. SWK partners with ethical product marketers and royalty holders to provide flexible financing solutions at an attractive cost of capital to create long-term value for both SWK’s business partners and its investors. SWK believes its financing structures achieve an optimal partnership for companies, institutions and inventors seeking capital for expansion or capital and estate planning by allowing its partners to monetize future cash flow with minimal dilution to their equity stakes. Additional information on the life science finance market is available on the Company’s website at www.swkhold.com.

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Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar expressions are forward-looking statements. Because these statements reflect SWK’s current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors, as more fully described under the caption “Risk Factors” in SWK’s Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein or therein, could affect the Company’s future financial results and could cause actual results to differ materially from those expressed in such forward-looking statements. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause the Company’s actual results to differ materially from expected and historical results. You should not place undue reliance on any forward-looking statements, which speak only as of the date they are made. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

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SWK HOLDINGS CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

Derived from audited financial statements

	December 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$58,728	$7,664
Accounts receivable	1,053	528
Prepaid expenses and other current assets	19	16
Finance receivables	10,561	660
Deferred tax assets	706	164
Total current assets	71,067	9,032
Finance receivables	82,786	28,626
Marketable investments	4,849	3,119
Investment in unconsolidated entities	9,044	10,425
Deferred tax assets	19,400	9,639
Debt issuance costs	381	523
Other assets	692	211
Total assets	$188,219	$61,575

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$863	$363
Total current liabilities	863	363
Loan credit agreement	—	5,000
Warrant liability	421	292
Other long-term liabilities	1	3
Total liabilities	1,285	5,658

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value; 250,000,000 shares authorized; 131,058,303 and 43,034,894 shares issued and outstanding at December 31, 2014 and 2013, respectively	131	43
Additional paid-in capital	4,432,364	4,321,454
Accumulated deficit	(4,250,428)	(4,271,193)
Accumulated other comprehensive income	—	—
Total SWK Holdings Corporation stockholders’ equity	182,067	50,304
Non-controlling interests in consolidated entities	4,867	5,613
Total stockholders’ equity	186,934	55,917
Total liabilities and stockholders’ equity	$188,219	$61,575

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SWK HOLDINGS CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)

Derived from audited financial statements

	Year Ended December,
	2014	2013

Revenues
Finance receivable interest income, including fees	$11,542	$3,090
Marketable investments interest income	360	166
Income related to investments in unconsolidated entities	5,341	2,779
Management fees	157	412

Total Revenues	17,400	6,447
Costs and expenses:
General and administrative	3,275	1,747
Total costs and expenses	3,275	1,747
Income from operations	14,125	4,700
Interest and other expense, net	(824)	(209)
Income before income tax benefit	13,301	4,491
Income tax benefit	10,303	9,841
Consolidated net income	23,604	14,332
Net income attributable to non-controlling interests	2,839	1,470
Net income attributable to SWK Holdings Corporation Stockholders	$20,765	$12,862
Net income per share attributable to SWK Holdings Corporation Stockholders
Basic	$0.32	$0.31
Diluted	$0.32	$0.31
Weighted Average Shares
Basic	64,855	41,343
Diluted	64,916	41,440

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SWK HOLDINGS CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

Derived from audited financial statements

	For the Year Ended December 31,
	2014	2013
Cash flows from operating activities:
Consolidated net income	$23,604	$14,332
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income tax benefit	(10,303)	(9,803)
Income from investments in unconsolidated entities	(5,341)	(2,779)
Interest income in excess of cash collected	(3,582)	—
Loan discount amortization and fee accretion	(448)	(702)
Depreciation and amortization	3	2
Payment-in-kind interest income	—	(119)
Debt issuance cost amortization	143	47
Stock-based compensation	844	254
Change in fair value of warrants	245	190
Changes in operating assets and liabilities:
Accounts receivable	(525)	(331)
Restricted cash	—	1,000
Prepaid expenses and other assets	(12)	19
Interest reserve	—	(1,000)
Accounts payable and other liabilities	498	234
Net cash provided by operating activities	5,125	1,344

Cash flows from investing activities:
Issuance of finance receivables	(70,904)	(29,630)
Repayment of finance receivables	10,283	7,212
Distributions on investments in unconsolidated entities	6,722	5,354
Investment in marketable investments	(1,730)	(3,000)
Purchases of property and equipment	(1)	(4)
Net cash used in investing activities	(55,630)	(20,068)

Cash flows from financing activities:
Net proceeds from issuance of common stock	110,154	—
Net proceeds from (repayment of) loan credit agreement	(5,000)	4,661
Distribution to non-controlling interests	(3,585)	(2,857)
Net cash provided by financing activities	101,569	1,804

Net increase (decrease) in cash and cash equivalents	51,064	(16,920)
Cash and cash equivalents at beginning of period	7,664	24,584
Cash and cash equivalents at end of period	$58,728	$7,664

CONTACT: SWK Investor Relations at (972) 687-7250 or investor.relations@swkhold.com.

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